Exhibit 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

FTC SOLAR, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, $0.0001 par value per share	457(c); 457(h)	6,500,000(2)	$0.25(3)	$1,625,000.00	0.0001476	$239.85
Total Offering Amounts					$1,625,000.00		$239.85
Total Fee Offsets(4)							-
Net Fee Due							$239.85

(1)
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share (“Common Stock”) of FTC Solar, Inc. (the “Company”) that become issuable in accordance with the terms of the Employment Inducement Awards (as defined below), by reason of any future stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration by the Company that increases the number of outstanding shares of Common Stock.

(2)
Represents the number of shares of Common Stock which may be issued upon the vesting and settlement of time-based restricted stock units, in accordance with the terms of the form Restricted Stock Unit Inducement Award Agreement, by and between the Company and Mr. Brandt, and the vesting and settlement of performance-based restricted stock units, in accordance with the terms of the form Share Target Restricted Stock Unit Inducement Award Agreement, by and between the Company and Mr. Brandt (collectively, the “Employment Inducement Awards”).

(3)
Determined on the basis of the average of the high and low prices per share of Common Stock as reported on The Nasdaq Capital Market on August 13, 2024, a date within five business days prior to the filing of this Registration Statement, of $0.28 and $0.22, respectively, solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act.

(4)	The Company does not have any fee offsets.